UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2004

Bimini Mortgage Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Suite 100, Vero Beach, Florida 32963

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (772) 231-1400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 21, 2004, Bimini Mortgage Management, Inc. (the “Company”) and its board of directors announced the appointment of Amber K. Luedke as the Company’s Treasurer.

Amber K. Luedke, 27 years old, was most recently a staff accountant for the public accounting firm Ahearn, Jasco + Company P.A. in Ft. Lauderdale, Florida.  While there, she performed bookkeeping, consulting and tax work for a variety of companies in a variety of industries.  Through this experience she gained valuable knowledge and understanding of the mortgage-backed securities industry.  Prior to joining Ahearn, Jasco in the fall of 2003 she was employed for three years as a staff accountant by Kennedy and Coe, LLC, a public accounting firm in Kansas where she specialized in taxation of the agricultural industry.  Ms. Luedke received her Master of Accountancy degree in 2000 from Kansas State University and her BS in Business Administration from Kansas State University in 1999.  She is licensed in Kansas as a Certified Public Accountant and expects to obtain her certification in Florida shortly.  The Company has not entered into an employment agreement with Ms. Luedke.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2004	BIMINI MORTGAGE MANAGEMENT, INC.

	By:	/s/ Jeffrey J. Zimmer
Jeffrey J. Zimmer
Chairman, Chief Executive Officer and
President